LAZARD REPORTS FIRST QUARTER 2026 RESULTS

•Campbell Lutyens acquisition will establish the leading global primary and secondary advisory business, with approximately $500 million in anticipated combined 2027 revenue
•Financial Advisory exceeded Lazard 2030 growth goal for 2025 with 28 net Managing Director additions
•Asset Management adjusted net revenue increased 17% year-over-year with positive flows of $9 billion

NEW YORK, May 1, 2026 – Lazard, Inc. (NYSE: LAZ) today reported net revenue of $757 million and adjusted net revenue1 of $673 million for the quarter ended March 31, 2026.

On a U.S. GAAP basis, Lazard reported first-quarter 2026 net income of $101 million or $0.91 per share, diluted. On an adjusted basis1, Lazard reported first-quarter 2026 net income of $47 million or $0.42 per share, diluted.

“The acquisition of Campbell Lutyens is a meaningful step in Lazard’s long‑term strategy to build a more productive, resilient, and growth‑oriented firm,” said Peter R. Orszag, CEO and Chairman of Lazard. “Asset Management delivered strong results, reflecting early progress in positioning the business to meet client demand. While M&A revenue was affected by the timing of transactions, our outlook is optimistic, and the 28 new Managing Directors added to our Financial Advisory platform over the past year position us well for the future. Across the firm, engagement is strong as clients seek the independent, differentiated advice and investment solutions grounded in contextual alpha that Lazard uniquely provides.”

(Selected results, $ in millions,	Three Months Ended
except per share data and AUM)	March 31,
U.S. GAAP Financial Measures	2026	2025	% Change
Net Revenue	$757	$648	17%
Financial Advisory	$360	$367	(2%)
Asset Management	$410	$288	42%

Net Income	$101	$60	67%
Per share, diluted	$0.91	$0.56	63%

Adjusted Financial Measures[1]
Net Revenue	$673	$643	5%
Financial Advisory	$356	$370	(4%)
Asset Management	$309	$264	17%

Net Income	$47	$60	(23%)
Per share, diluted	$0.42	$0.56	(25%)

Assets Under Management (AUM) ($ in billions)
Ending AUM	$259	$227	14%
Average AUM	$266	$231	15%

Note: On April 30, 2026, Lazard announced that it had entered into a definitive agreement to acquire Campbell Lutyens (“the Transaction”).
You can read the full press release and investor presentation on Lazard.com.
Reconciliations of U.S. GAAP to Adjusted results are shown on pages 10-12. Endnotes are on page 4 of this release.

Media Contact:	Shannon Houston	+1 212 632 6880	shannon.houston@lazard.com
Investor Contact:	Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

NET REVENUE
Financial Advisory
For the first quarter of 2026, Financial Advisory reported net revenue and adjusted net revenue1 of $360 million and $356 million, respectively, 2% and 4% lower than the first quarter of 2025, respectively.

Lazard is one of the world’s leading independent financial advisors, serving as a trusted partner to clients on significant and complex M&A transactions. During and since the first quarter of 2026, selected highlights include (clients are in italics):

•Keurig Dr. Pepper’s $23 billion acquisition of JDE Peet’s and planned subsequent separation into two independent companies
•Principal Shareholder Group Trustee Companies on the £9.9 billion acquisition of Schroders by Nuveen
•Zurich Insurance Group on its £8.2 billion recommended cash offer for Beazley
•Biogen’s $5.6 billion acquisition of Apellis Pharmaceuticals
•Lone Star Funds’ $3.0 billion acquisition of Lonza’s Capsules and Health Ingredients business
•Portland General Electric Company’s $1.9 billion acquisition of assets from PacifiCorp
•eBay’s $1.2 billion acquisition of Depop from Etsy

Lazard provides tailored advice, expertise and access to a broad universe of capital providers through our Private Capital Advisory and Capital Solutions practices. Private Capital Advisory assignments include advising Falfurrias Capital Partners, Fremman Capital, Parthenon Capital and advising on the closing of Black Bay Partners Third Fund and NOVA Infrastructure on the raise of Infrastructure Fund II. In addition, Lazard advised on raising $1.3 billion in debt financing for B-Flexion in connection with the combination of Paratek Pharmaceuticals with Radius Health.

Lazard’s preeminent restructuring and liability management practice has been engaged in a broad range of mandates including debtor roles involving First Brands Group, Pine Gate Renewables, Videndum, and Xerox Holdings, and creditor roles involving Anthology, Dish, Gigaclear, Netceed, QVC and Saks Global. In addition, our sovereign advisory practice continues to be active in advising governments and sovereign entities across developed and emerging markets.
For a list of publicly announced transactions please visit our website or follow Lazard on LinkedIn.
Asset Management
For the first quarter of 2026, Asset Management reported net revenue and adjusted net revenue1 of $410 million and $309 million, respectively, 42% and 17% higher than the first quarter of 2025, respectively. On a U.S. GAAP basis, net revenue included a non-cash gain on the sale and deconsolidation of the Edgewater management vehicles.
Management fees on an adjusted basis1 were $296 million for the first quarter of 2026, 25% higher than the first quarter of 2025, and 3% higher than the fourth quarter of 2025.
Incentive fees on an adjusted basis1 were $11 million for the first quarter of 2026, compared to $9 million for the first quarter of 2025.
Other revenue2 on an adjusted basis1 was $1 million for the first quarter of 2026, compared to $18 million for the first quarter of 2025.
Average assets under management (AUM) was $266 billion for the first quarter of 2026, 15% higher than the first quarter of 2025, and 2% higher than the fourth quarter of 2025.

AUM as of March 31, 2026 was $259 billion, 14% higher than March 31, 2025, and 2% higher than December 31, 2025. The sequential change from December 31, 2025 was driven by net inflows of $9 billion, market appreciation of $0.4 billion, foreign exchange depreciation of $3 billion, and divestitures of $1.5 billion.
OPERATING EXPENSES
Compensation and Benefits Expense
For the first quarter of 2026, compensation and benefits expense on a U.S. GAAP and an adjusted basis1 was $492 million and $471 million, respectively, compared to $430 million and $421 million, respectively, for the first quarter of 2025. The adjusted compensation ratio3 for the first quarter of 2026 was 69.9%, compared to the first-quarter 2025 ratio of 65.5%.
We focus on the adjusted compensation ratio3 to manage costs, balancing a view of current conditions in the market for talent alongside our objective to drive long-term shareholder value. As part of our Lazard 2030 vision and long-term growth strategy, we aim to deliver an adjusted compensation ratio3 of 60% or below, with timing dependent on market conditions.
Non-Compensation Expenses
For the first quarter of 2026, non-compensation expenses on a U.S. GAAP basis were $175 million, 7% higher than the first quarter of 2025. On an adjusted basis1, non-compensation expenses were $149 million, 1% higher than the first quarter of 2025.
The adjusted non-compensation ratio4 was 22.1% for the first quarter of 2026, compared to 23.0% for the first quarter of 2025.
As part of our Lazard 2030 vision and long-term growth strategy, we aim to deliver an adjusted non-compensation ratio4 between 16% to 20%, with timing dependent on market conditions.
TAXES
The benefit for income taxes on a U.S. GAAP and an adjusted basis1 was $11 million and $16 million, respectively, for the first quarter of 2026, which equates to an effective tax rate of (12.3%) on a U.S. GAAP basis and (50.4%) on an adjusted basis1. First quarter 2026 income tax includes the impact of discrete tax benefits related to share-based compensation awards that vested in the first quarter.
CAPITAL MANAGEMENT AND BALANCE SHEET
In the first quarter of 2026, Lazard returned $174 million to shareholders, which primarily included: $47 million in dividends and $125 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants. As of March 31, 2026, our total outstanding share repurchase authorization was approximately $107 million.
On April 30, 2026, Lazard declared a quarterly dividend of $0.50 per share on its outstanding common stock. The dividend is payable on May 22, 2026, to stockholders of record on May 11, 2026.
Lazard’s financial position remains strong. As of March 31, 2026, our cash and cash equivalents were $1,021 million.

ENDNOTES
1 A non-GAAP measure. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is a meaningful and useful way to compare our operating results across periods.
2 Beginning in the first quarter of 2026, the Company presents Other revenue separately from Management fees in order to improve the analysis of average annual fee rates. Prior period results have been recast to conform to this change.
3 A non-GAAP measure which represents adjusted compensation and benefits expense as a percentage of adjusted net revenue.
4 A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenue.
CONFERENCE CALL
Lazard will host a conference call at 8:00 a.m. ET on May 1, 2026, to discuss the company’s financial results for the first quarter of 2026. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing +1 800-445-7795 (toll-free, U.S. and Canada) or +1 785-424-1699 (outside of the U.S. and Canada), 15 minutes prior to the start of the call. Conference ID: LAZQ126.
A replay of the conference call will be available by 10:00 a.m. ET, May 1, 2026, via the Lazard Investor Relations website at www.lazard.com, or by dialing +1 800-839-5241 (toll-free, U.S. and Canada) or +1 402-220-2698 (outside of the U.S. and Canada).
ABOUT LAZARD
Founded in 1848, Lazard is the preeminent financial advisory and asset management firm, with operations in North and South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. Lazard is listed on the New York Stock Exchange as Lazard, Inc. under the ticker LAZ. For more information, please visit Lazard.com and Lazard on LinkedIn.
Lazard’s Announced Agreement to Acquire Campbell Lutyens
On April 30, 2026, Lazard announced that it had entered into a definitive agreement to acquire Campbell Lutyens. The transaction is expected to close in the second half of 2026, subject to regulatory approvals and other customary closing conditions. Additional information is available on our website, including Lazard’s Form 8‑K and investor relations presentation filed with the Securities and Exchange Commission on April 30, 2026.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” "pipeline," or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include statements regarding the proposed acquisition of Campbell Lutyens (the “Transaction”), the expected timing of closing of the Transaction, the anticipated benefits of the Transaction, as well as projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the following:
•Adverse general economic conditions or adverse conditions in global or regional financial markets;
•Changes in international trade policies and practices including the implementation of tariffs, proposed further tariffs, and responses from other jurisdictions, the risk of potential government shutdowns, and the economic impacts, volatility and uncertainty resulting therefrom;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses;
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•Changes in relevant tax laws, regulations or treaties or an adverse interpretation of those items

These risks and uncertainties are not exhaustive. Our SEC reports describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

As a result, there can be no assurance that the forward-looking statements included in this release will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard, Inc. is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.
***

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(U.S. GAAP - unaudited)

	Three Months Ended			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2026	2025	2025	2025	2025

REVENUE
Total revenue	$779,399	$929,378	$669,164	(16%)	16%
Interest expense	(22,817)	(22,657)	(21,113)
Net revenue	756,582	906,721	648,051	(17%)	17%

OPERATING EXPENSES
Compensation and benefits	491,894	637,694	430,270	(23%)	14%

Occupancy and equipment	31,420	31,579	35,413
Marketing and business development	28,662	35,077	27,731
Technology and information services	48,275	48,845	46,216
Professional services	20,678	23,708	18,837
Fund administration and outsourced services	33,516	33,077	26,545
Other	12,563	10,418	8,404
Non-compensation expenses	175,114	182,704	163,146	(4%)	7%
Provision pursuant to tax receivable agreement	–	1,371	–
Operating expenses	667,008	821,769	593,416	(19%)	12%

Operating income	89,574	84,952	54,635	5%	64%

Provision (benefit) for income taxes	(10,989)	30,738	(7,354)	NM	49%
Net income	100,563	54,214	61,989	85%	62%
Net income (loss) attributable to noncontrolling interests	(353)	4,351	1,614
Net income attributable to Lazard, Inc.	$100,916	$49,863	$60,375	102%	67%

Attributable to Lazard, Inc. Common Stockholders:
Weighted average shares outstanding:
Basic	99,460,256	99,014,231	95,255,423	–%	4%
Diluted	106,787,975	107,610,166	104,828,753	(1%)	2%

Net income per share:
Basic	$0.98	$0.49	$0.61	100%	61%
Diluted	$0.91	$0.45	$0.56	102%	63%

CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL CONDITION
(U.S. GAAP - unaudited)

	As of
	March 31,	December 31,
($ in thousands)	2026	2025

ASSETS

Cash and cash equivalents	$1,020,666	$1,469,416
Deposits with banks and short-term investments	207,207	167,134
Restricted cash	6,590	34,021
Receivables	773,785	897,786
Investments	516,555	625,846
Property	160,103	168,005
Operating lease right-of-use assets	402,500	412,584
Goodwill and other intangible assets	394,591	395,262
Deferred tax assets	463,527	449,531
Other assets	295,124	316,687

Total Assets	$4,240,648	$4,936,272

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS’ EQUITY

Liabilities

Deposits and other customer payables	$357,714	$330,852
Accrued compensation and benefits	214,084	794,754
Operating lease liabilities	472,576	485,149
Senior debt	1,688,808	1,688,086
Other liabilities	553,585	652,763
Total liabilities	3,286,767	3,951,604

Commitments and contingencies

Redeemable noncontrolling interests	81,426	78,379

Stockholders’ equity

Preferred stock, par value $.01 per share	–	–
Common stock, par value $.01 per share	1,117	1,117
Additional paid-in capital	106,494	306,425
Retained earnings	1,559,269	1,517,571
Accumulated other comprehensive loss, net of tax	(276,678)	(271,509)
Subtotal	1,390,202	1,553,604
Common stock held in treasury, at cost	(508,906)	(684,411)
Total Lazard, Inc. stockholders’ equity	881,296	869,193
Noncontrolling interests	(8,841)	37,096
Total stockholders’ equity	872,455	906,289

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$4,240,648	$4,936,272

Note: In the first quarter of 2026, the Company changed its accounting principle for recognizing compensation expense for share-based incentive compensation awards and certain deferred compensation arrangements with only a service condition. As a result, the cumulative effect of applying the change to the prior period is reflected on the Company's Condensed Consolidated Statement of Financial Condition as of December 31, 2025.

SELECTED SUMMARY FINANCIAL INFORMATION
(Adjusted Basis - Non-GAAP - unaudited)

	Three Months Ended			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2026	2025	2025	2025	2025

Net Revenue:

Financial Advisory	$356,169	$541,628	$369,543	(34%)	(4%)
Asset Management	308,838	338,589	264,494	(9%)	17%
Corporate	7,976	11,892	9,148	(33%)	(13%)

Adjusted net revenue	$672,983	$892,109	$643,185	(25%)	5%

Expenses:

Adjusted compensation and benefits expense	$470,584	$584,659	$421,286	(20%)	12%
Adjusted compensation ratio (a)	69.9%	65.5%	65.5%

Adjusted non-compensation expenses	$148,675	$158,890	$147,882	(6%)	1%
Adjusted non-compensation ratio (b)	22.1%	17.8%	23.0%

Earnings:

Adjusted operating income	$53,724	$148,560	$74,017	(64%)	(27%)
Adjusted operating margin (c)	8.0%	16.7%	11.5%

Adjusted net income	$46,618	$88,771	$60,375	(47%)	(23%)

Adjusted diluted net income per share	$0.42	$0.80	$0.56	(48%)	(25%)

Adjusted diluted weighted average shares (d)	110,364,000	111,064,073	107,676,233	(1%)	2%

Adjusted effective tax rate (e)	(50.4%)	29.5%	(13.9%)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Adjusted Results and Notes to Financial Schedules.

See Notes to Financial Schedules

ASSETS UNDER MANAGEMENT
(unaudited)

	As of			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in millions)	2026	2025	2025	2025	2025

AUM by Asset Class:
Equity:
Emerging Markets	$43,786	$41,146	$28,839	6.4%	51.8%
Global / International	124,432	117,746	95,777	5.7%	29.9%
U.S.	24,831	25,580	38,714	(2.9%)	(35.9%)
Total Equity	193,049	184,472	163,330	4.6%	18.2%
Fixed Income	34,423	35,065	32,287	(1.8%)	6.6%
Multi Asset	23,113	24,783	22,991	(6.7%)	0.5%
Alternative Investments	8,602	9,980	8,819	(13.8%)	(2.5%)
Total AUM	$259,187	$254,300	$227,427	1.9%	14.0%

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

AUM - Beginning of Period	$254,300	$264,537	$226,321
Net Flows	9,005	(19,713)	(3,659)
Market Value Appreciation / (Depreciation)	354	10,245	825
Foreign Exchange Appreciation / (Depreciation)	(2,980)	(769)	3,940
Acquisitions / (Divestitures)	(1,492)	–	–
AUM - End of Period	$259,187	$254,300	$227,427

Average AUM	$265,520	$261,075	$230,787

% Change in Average AUM	–%	1.7%	15.0%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period. In 2026, AUM Asset Classes have been expanded to include a multi asset classification. The comparable prior period information has been recast to reflect the current presentation.

RECONCILIATION OF U.S. GAAP TO ADJUSTED RESULTS
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands)	2026	2025	2025

Net Revenue
Financial Advisory net revenue - U.S. GAAP	$359,568	$542,303	$367,359
Adjustments:
Reimbursable deal costs, (provision) benefit for credit losses and other (f)	(3,399)	(601)	2,181
Interest expense (credit) (g)	–	(74)	3
Adjusted Financial Advisory net revenue	$356,169	$541,628	$369,543

Asset Management net revenue - U.S. GAAP	$409,763	$367,119	$288,100
Adjustments:
Noncontrolling interests and similar arrangements (h)	(3,446)	(7,432)	(6,850)
Distribution fees and other (f)	(19,530)	(21,102)	(16,762)
Interest expense (g)	41	4	6
Gain on sale and deconsolidation of Edgewater (i)	(77,990)	–	–
Adjusted Asset Management net revenue	$308,838	$338,589	$264,494

Corporate net revenue - U.S. GAAP	($12,749)	($2,701)	($7,408)
Adjustments:
Noncontrolling interests and similar arrangements (h)	(180)	(4,312)	839
Gains related to Lazard Fund Interests (“LFI”) and similar arrangements (j)	(1,782)	(3,749)	(5,243)
Interest expense (g)	22,687	22,654	20,960
Adjusted Corporate net revenue	$7,976	$11,892	$9,148

Net revenue - U.S. GAAP	$756,582	$906,721	$648,051
Adjustments:
Noncontrolling interests and similar arrangements (h)	(3,626)	(11,744)	(6,011)
Gains related to Lazard Fund Interests (“LFI”) and similar arrangements (j)	(1,782)	(3,749)	(5,243)
Distribution fees, reimbursable deal costs, provision for credit losses and other (f)	(22,929)	(21,703)	(14,581)
Interest expense (g)	22,728	22,584	20,969
Gain on sale and deconsolidation of Edgewater (i)	(77,990)	–	–
Adjusted net revenue	$672,983	$892,109	$643,185

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF U.S. GAAP TO ADJUSTED RESULTS
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2026	2025	2025

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP	$491,894	$637,694	$430,270
Adjustments:
Noncontrolling interests and similar arrangements (h)	(2,870)	(5,310)	(3,741)
Charges pertaining to LFI and similar arrangements (k)	(1,782)	(3,749)	(5,243)
Expenses associated with senior management transition (l)	(16,658)	(43,976)	–
Adjusted compensation and benefits expense	$470,584	$584,659	$421,286

Non-Compensation Expenses
Non-compensation expenses - U.S. GAAP	$175,114	$182,704	$163,146
Adjustments:
Noncontrolling interests and similar arrangements (h)	(1,110)	(2,085)	(657)
Distribution fees, reimbursable deal costs, provision for credit losses and other (f)	(22,929)	(21,703)	(14,581)
Expenses related to the Transaction (m)	(2,400)	–	–
Amortization and other acquisition-related costs	–	(26)	(26)
Adjusted non-compensation expenses	$148,675	$158,890	$147,882

Operating Income
Operating income - U.S. GAAP	$89,574	$84,952	$54,635
Adjustments:
Noncontrolling interests and similar arrangements (h)	354	(4,349)	(1,613)
Interest expense (g)	22,728	22,584	20,969
Amortization and other acquisition-related costs	–	26	26
Gain on sale and deconsolidation of Edgewater (i)	(77,990)	–	–
Expenses associated with senior management transition (l)	16,658	43,976	–
Expenses related to the Transaction (m)	2,400	–	–
Provision pursuant to tax receivable agreement obligation (“TRA”) (n)	–	1,371	–
Adjusted operating income	$53,724	$148,560	$74,017

Provision (Benefit) for Income Taxes
Provision (benefit) for income taxes - U.S. GAAP	($10,989)	$30,738	($7,354)
Adjustment:
Tax effect of adjustments	(4,634)	6,439	–
Adjusted provision (benefit) for income taxes	($15,623)	$37,177	($7,354)

Net Income attributable to Lazard, Inc.
Net income attributable to Lazard, Inc. - U.S. GAAP	$100,916	$49,863	$60,375
Adjustments:
Gain on sale and deconsolidation of Edgewater (i)	(77,990)	–	–
Expenses associated with senior management transition (l)	16,658	43,976	–
Expenses related to the Transaction (m)	2,400	–	–
Provision pursuant to tax receivable agreement obligation (“TRA”) (n)	–	1,371	–
Tax effect of adjustments	4,634	(6,439)	–
Adjusted net income	$46,618	$88,771	$60,375

Diluted Weighted Average Shares Outstanding
Diluted weighted average shares outstanding - U.S. GAAP	106,787,975	107,610,166	104,828,753
Adjustment:
Participating securities including profits interest participation rights and other	3,576,025	3,453,907	2,847,480
Adjusted diluted weighted average shares outstanding (d)	110,364,000	111,064,073	107,676,233

Diluted Net Income per Share
Diluted net income per share - U.S. GAAP	$0.91	$0.45	$0.56
Diluted net income effect of adjustments	(0.49)	0.35	–
Adjusted net income per share	$0.42	$0.80	$0.56

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

RECONCILIATION OF NON-COMPENSATION EXPENSES U.S. GAAP TO ADJUSTED
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands)	2026	2025	2025

Non-compensation expenses - U.S. GAAP:
Occupancy and equipment	$31,420	$31,579	$35,413
Marketing and business development	28,662	35,077	27,731
Technology and information services	48,275	48,845	46,216
Professional services	20,678	23,708	18,837
Fund administration and outsourced services	33,516	33,077	26,545
Other	12,563	10,418	8,404
Non-compensation expenses - U.S. GAAP	$175,114	$182,704	$163,146

Non-compensation expenses - Adjustments:
Occupancy and equipment (h)	($96)	($99)	($95)
Marketing and business development (f) (h)	(3,925)	(5,885)	(2,657)
Technology and information services (f) (h)	(55)	(52)	(28)
Professional services (f) (h) (m)	(3,851)	(1,310)	(1,736)
Fund administration and outsourced services (f) (h)	(18,340)	(19,121)	(15,843)
Other (f) (h)	(172)	2,653	5,095
Non-compensation expenses - Adjustments	($26,439)	($23,814)	($15,264)

Adjusted non-compensation expenses:
Occupancy and equipment	$31,324	$31,480	$35,318
Marketing and business development	24,737	29,192	25,074
Technology and information services	48,220	48,793	46,188
Professional services	16,827	22,398	17,101
Fund administration and outsourced services	15,176	13,956	10,702
Other	12,391	13,071	13,499
Adjusted non-compensation expenses	$148,675	$158,890	$147,882

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

Notes to Financial Schedules

(a)	A non-GAAP measure which represents adjusted compensation and benefits expense as a percentage of adjusted net revenue.

(b)	A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenue.

(c)	A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenue.

(d)	A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights may be excluded from the computations to U.S. GAAP net income per share. In addition, this measure includes the dilutive effect of the weighted average number of shares of common stock issuable from share-based compensation programs.

(e)	A non-GAAP measure which represents the adjusted provision (benefit) for income taxes as a percentage of adjusted operating income less interest expense, amortization and other acquisition-related costs.

Three Months Ended
	($ in thousands)	March 31,	December 31,	March 31,
		2026	2025	2025
	Adjusted provision (benefit) for income taxes	($15,623)	$37,177	($7,354)
	Adjusted operating income less interest expense, amortization and other acquisition-related costs	$30,996	$125,950	$53,022
	Adjusted effective tax rate	(50.4%)	29.5%	(13.9%)

(f)	Represents certain distribution, introducer and management fees paid to third parties, reimbursable deal costs, and (provision) benefit for credit losses relating to fees and other receivables that are deemed uncollectible, for which an equal amount is excluded for purposes of determining adjusted non-compensation expenses and included for purposes of determining adjusted net revenue.

(g)	Interest expense (credit), excluding interest expense incurred by Lazard Frères Banque SA (“LFB”), is added back in determining adjusted net revenue because such expense relates to corporate financing activities and is not considered to be a cost directly related to the revenue of our business.

(h)	(Revenue) loss and expenses related to the consolidation of noncontrolling interests and similar arrangements are excluded because the Company has no economic interest in such amounts.

(i)	Represents a non-cash gain on the sale and deconsolidation of the Edgewater management vehicles.

(j)	Represents changes in the fair value of investments held in connection with LFI and other similar deferred compensation arrangements, for which a corresponding equal amount is excluded from compensation and benefits expense.

(k)	Represents changes in the fair value of the compensation liability recorded in connection with LFI and other similar deferred incentive compensation awards, for which a corresponding equal amount is excluded from adjusted net revenue.

(l)	Represents expenses associated with the departure of certain executive officers.

(m)	Represents expenses related to the Transaction.

(n)	Represents the effect of the periodic revaluation of the TRA liability.

NM	Not meaningful